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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to incorporation by reference in this Registration Statement of our report dated March 6, 2001 included in EchoStar Communications Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 and our report dated March 6, 2001 (except for the retroactive application of equity method accounting, as to which the date is October 25, 2001) included in EchoStar Communications Corporation's Current Report on Form 8-K dated January 10, 2002, and to all references to our Firm included in this Registration Statement.



Denver, Colorado
January 24, 2002


                                              /s/ Arthur Andersen, LLP
                                              --------------------------------